Exhibit 4.1

ALLEGIANT TRAVEL COMPANY,
as Issuer
and
the Subsidiary Guarantors party hereto,
as Guarantors
__________________________
THIRD SUPPLEMENTAL INDENTURE
Dated as of February 5, 2019
__________________________
Wells Fargo Bank, National Association,
as Trustee

Third Supplemental Indenture dated as of February 5, 2019 (the “Third Supplemental Indenture”) among Allegiant Travel Company, a Nevada corporation (the “Company”), the Guarantors party to the Indenture (as defined below), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of June 13, 2014, between the Company and the Trustee (the “Base Indenture”), as amended by the First Supplemental Indenture dated as of June 25, 2014 (the “First Supplemental Indenture”), and as further amended by the Second Supplemental Indenture dated as of December 5, 2016 (the “Second Supplemental Indenture”, and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).
WHEREAS, each of the Company and the Guarantors (as defined in the Base Indenture) has heretofore executed and delivered to the Trustee the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, among the Company, the Guarantors and the Trustee, providing for the issuance in aggregate of $450,000,000 5.50% Senior Notes due 2019 (the “Notes”);
WHEREAS, pursuant to Section 3.12(b) of the First Supplemental Indenture, the Company, the Guarantors and the Trustee, as applicable, may amend the Indenture as it applies to the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding;
WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article I hereof;
WHEREAS, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement (as defined herein), the Company has been soliciting consents from the Holders of the Notes to the Proposed Amendments (as defined in the Consent Solicitation Statement) to the Indenture, and the Holders of at least a majority in principal amount of the Notes outstanding have consented to the Proposed Amendments to the Indenture effected by this Third Supplemental Indenture, which consents have not been validly withdrawn, and reasonably satisfactory evidence of which has been furnished to the Trustee by the Company;
WHEREAS, the Company has provided to the Trustee an Officer’s Certificate and Opinion of Counsel each stating that the execution and delivery of this Third Supplemental Indenture is authorized or permitted by the Indenture and that the Company and the Guarantors have complied with all conditions precedent provided for in the Indenture relating to the execution and delivery of this Third Supplemental Indenture, and such documents as are required to be provided to it under Section 7.2(b), Section 9.7, and Section 10.4 of the Base Indenture, has requested the Trustee to join with it and the Guarantors in the execution and delivery of this Third Supplemental Indenture, and pursuant to Section 3.12(b) of the First Supplemental Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Third Supplemental Indenture;
WHEREAS, all other actions necessary to make this Third Supplemental Indenture a legal, valid and binding agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment and supplement to the Indenture have been performed;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
Section 1.1. Amendments to Section 3.7, Section 4 and Section 5 of the First Supplemental Indenture.
Upon the furnishing of reasonably satisfactory evidence of the requisite consents and written notification to the Trustee by the Company that this Third Supplemental Indenture has become operative and that the Company has purchased all of the Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on January 23, 2019, pursuant to the Offer to Purchase and Consent Solicitation Statement (the “Consent Solicitation Statement”) and related Consent and Letter of Transmittal (the “Consent and Letter of Transmittal”), dated as of January 9, 2019, and any amendments, modifications, or supplements thereto, then automatically (without further act by any person), with respect to the Notes:
(a) the following shall be added as the new first sentence of Section 3.7 of the First Supplemental Indenture:

“The Company shall give notice to the Trustee at least three business days before the date of notice of the applicable redemption is delivered to the holders of the Notes (or such shorter period as may be acceptable to the Trustee).”;
(b) in Section 3.7 of the First Supplemental Indenture, the phrase “upon not less than 30 nor more than 60 days’ notice” shall be amended and restated to read “upon not less than three business days nor more than 60 days’ notice”;
(c) the Company shall be released from its obligations under the following Sections of the First Supplemental Indenture and such Sections of the First Supplemental Indenture shall be deleted in their entirety: Section 4.1 (Offer to Repurchase Upon Change of Control); Section 4.2 (Restricted Payments); Section 4.3 (Incurrence of Indebtedness and Issuance of Preferred Stock); Section 4.4 (Designation of Restricted and Unrestricted Subsidiaries); Section 4.6 (Limitation on Liens); and Section 4.7 (Additional Note Guarantees);
(d) failure to comply with the terms of any of the Sections of the First Supplemental Indenture listed in Section 1.1(c) hereof shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;
(e) the following Sections of the First Supplemental Indenture shall be deleted from the First Supplemental Indenture in their entirety and the occurrence of the events described in such Sections of the First Supplemental Indenture shall no longer constitute Events of Default under the Indenture: Section 5(a)(3) and Section 5(a)(4); and
(f) the definitions set forth in Section 1.1 and Section 1.2 of the Base Indenture and Section 6 of the First Supplemental Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.
ARTICLE II
MISCELLANEOUS
Section 2.1. Capitalized Terms.
Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
Section 2.2. Indenture in Full Force and Effect.
Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.
Section 2.3. Governing Law.
THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 2.4. Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 2.5. Counterparts.
The parties hereto may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 2.6. Headings.

The headings of the Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 2.7. Conflicts with Trust Indenture Act.
If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Third Supplemental Indenture or the Indenture by the Trust Indenture Act, the required provision shall control.
Section 2.8. Effectiveness.
The provisions of this Third Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 9.7 of the Base Indenture and Section 3.12(b) of the First Supplemental Indenture; provided that the amendments to the Indenture set forth in Section 1.1 of this Third Supplemental Indenture shall become operative as specified in Section 1.1 hereof. The Company shall provide prompt notice to the Trustee if for any reason the purchase of the Notes by the Company pursuant to Section 1.1 of this Third Supplemental Indenture will not occur and the provisions of this Third Supplemental Indenture will not become operative.
Section 2.9. The Trustee.
The Trustee accepts the amendments to the Indenture effected by this Third Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture, the consents from the Holders of the Notes to the Proposed Amendments to the Indenture, the Consent Solicitation Statement, the Consent and Letter of Transmittal, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Company hereby confirms to the Trustee that this Third Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

ALLEGIANT TRAVEL COMPANY

By:
Scott Sheldon, Chief Financial Officer
ALLEGIANT AIR, LLC

By:
Scott Sheldon, Chief Financial Officer
ALLEGIANT VACATIONS, LLC

By:
Scott Sheldon, Chief Financial Officer
SUNRISE ASSET MANAGEMENT, LLC

By:
Scott Sheldon, Chief Financial Officer
AFH, INC.

By:
Scott Sheldon, President
ALLEGIANT INFORMATION SYSTEMS,
INC.

By:

Maurice J. Gallagher, Jr., President

G4 PROPERTIES, LLC

By:
Maurice J. Gallagher, Jr., CEO of Allegiant Travel Company, Sole Member
MR BRIGHTSIDE, LLC

By:
Scott Sheldon, Chief Financial Officer
Teesnap, LLC

By:
Scott Sheldon, Chief Financial Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Maddy Hughes, Vice President